                                                                    EXHIBIT 23.3



                               CONSENT OF COUNSEL



    The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in Amendment No. 3 to the Registration Statement on Form S-1 of Progenitor, Inc.



/s/ Pennie & Edmonds LLP

----------------------------


PENNIE & EDMONDS LLP



New York, New York
March 13, 1997